UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6301 Fitch Path, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
(614) 283-6500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
          On October 16, 2006, Abercrombie & Fitch Management Co. (“A&F Management”), a wholly-owned subsidiary of Abercrombie & Fitch Co. (the “Registrant”), and Thomas Mendenhall executed an employment separation agreement, setting forth the terms and conditions of Mr. Mendenhall’s separation from service with A&F Management and the Registrant (the “Separation Agreement”). Mr. Mendenhall had served as Senior Vice President and General Manager – Abercrombie & Fitch and abercrombie for the Registrant until his separation effective September 7, 2006.
          Under the terms of the Separation Agreement, in addition to certain continued welfare benefits, Mr. Mendenhall will be entitled to (a) a lump sum amount equal to twelve months’ base salary, (b) bonus under the Abercrombie & Fitch Co. Incentive Compensation Performance Plan for the 2006 Fall Season, (c) payment of unused vacation; and (d) accelerated vesting of certain stock options and restricted shares.
          Pursuant to the Separation Agreement, Mr. Mendenhall agreed to non-disclosure and non-disparagement covenants (unlimited by time) and twelve-month non-competition and nonsolicitation covenants. Mr. Mendenhall also agreed to cooperate with the Registrant in defense of legal claims asserted against A&F Management or the Registrant.
          The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	through (c) Not applicable.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Separation Agreement between Thomas Mendenhall and Abercrombie & Fitch Management Co., executed on October 16, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: October 16, 2006	By:	/s/ Michael W. Kramer
Michael W. Kramer
Senior Vice President and Chief Financial Officer